SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 14, 2013

VERAMARK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1565 Jefferson Rd, Suite 120, Rochester, New York 14623

(Address of Principal Executive Offices including zip code)

(585) 381-6000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Anthony C. Mazzullo 2013 Incentive Compensation Plan

On March 14, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Veramark Technologies, Inc. (the “Company”) adopted a 2013 incentive plan for Anthony C. Mazzullo, the Company’s President and CEO ( the “2013 CEO Incentive Plan”). Under the 2013 CEO Incentive Plan, Anthony C. Mazzullo may receive a Discretionary Award (as defined below) and also has the ability to earn cash awards as well as stock options (together, the “Incentive Award”) upon the Company’s achievement of certain performance goals for its fiscal year ending December 31, 2013.

Material terms of the 2013 CEO Incentive Plan include:

•

The cash bonus portion of the Incentive Award is determined and earned separately for the achievement of certain performance metrics relating to (i) sales orders received, (ii) gross revenues, and (iii) adjusted EBITDA as determined in accordance with GAAP, subject to the Performance Measure Adjustments (as such term is defined in the 2013 CEO Incentive Plan).

•

In order for any of the targets to be earned, the Company must achieve a minimum of 70% of the adjusted EBITDA target. Cash bonus amounts are earned pro-rata within each category upon the achievement of 70% or more of a category target.

•	Upon the achievement of 170% of target in all three categories, the maximum cash portion of the Incentive Award is $165,000, payable as follows:

•	Achievement of Plan Target Orders - $33,000

•	Achievement of Plan Target Revenue - $66,000

•	Achievement of Plan Target adjusted EBITDA - $66,000

•

The Compensation Committee may also choose to award a discretionary bonus, payable in addition to the Incentive Award and in such amounts as the Compensation Committee, in its sole discretion, may determine (the “Discretionary Award”).

•

The stock option portion of the Incentive Award consists of 50,000 stock options subject to the terms and conditions of the 1998 Long Term Incentive Plan and earned upon the achievement of adjusted EBITDA targets. Such option shares vest at the end of fiscal year 2013 and are earned on a straight line pro-rata basis upon achievement of 70% of adjusted EBITDA and fully earned upon achievement of 100% of adjusted EBITDA.

•

Awards granted pursuant to the 2013 CEO Incentive Plan are subject to the terms and conditions of the Employment Agreement between the Company and Anthony C. Mazzullo, dated January 1, 2011, as amended.

2013 Incentive Plan for Management and Key Employees

On March 14, 2013, the Compensation Committee also adopted a 2013 Incentive Plan for Management and Key Employees (the “2013 Management and Key Employee Plan”). The employees eligible to participate in the 2013 Management and Key Employee Plan are corporate officers, key employees and managers of the Company identified by the CEO, including the following named executive officers: Ronald C. Lundy, Senior Vice President of Finance and Chief Financial Officer; Joshua B. Bouk, Senior Vice President of Strategic Services; Thomas W. McAlees, Senior Vice President of Engineering and Operations; Donna Maxwell, Vice President of Human Resources; Tasha Parks, Vice President of TEM Services; and Andrew Tempest, Director of Marketing (together, the “Named Officers”).

The 2013 Management and Key Employee Plan establishes a cash bonus pool based on the Company’s achievement of certain targeted ranges of Adjusted Operating Income, each as defined in the 2013 Management and Key Employee Plan. Bonuses are payable once a minimum Adjusted Operating Income target is reached. At the minimum level of Adjusted Operating Income, bonuses will be paid from a cash bonus pool representing 12% of Adjusted Operating Income. Percentages of operating income payable under the 2013 Management and Key Employee Plan positively correlate to the Company’s Adjusted Operating Income, with a maximum of 16% of Adjusted Operating Income payable upon the Company’s achievement of a maximum Adjusted Operating Income target. Bonuses are allocable based on the determination of the CEO, provided the Named Officers shall receive between 40% and 60% of the bonus pool while the remaining balance will be distributed to any non-officer managers and key employees selected by the CEO.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York on March 19, 2013

Veramark Technologies, Inc.

By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Senior Vice President of Finance and Chief Financial Officer